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                                      Exhibit 3.2

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                                      BY-LAWS OF

                        ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.

                          (As Amended on November 25, 1997)

                                      ARTICLE I

                                       OFFICES

     Section 1. The registered office of the corporation shall be located at Durango, Colorado.

     Section 2. The corporation may also have offices at such other places both within and without the State of Colorado as the board of directors may from time to time determine or the business of the corporation may require.

                                      ARTICLE II

                            ANNUAL MEETING OF SHAREHOLDERS

     Section 1. All meetings of the shareholders for the election of directors shall be held in the City of Durango, State of Colorado, at such place as may be fixed from time to time by the board of directors, or such other place either within or without the State of Colorado as shall be designated from time to time by the board of directors and stated in the notice of the meeting.

     Section 2. Annual meetings of shareholders shall be held at such time and place as shall be designated from time to time by the board of directors and stated in the notice of the meeting, at which the shareholders shall elect by a plurality vote a board of directors, and transact such other business as may properly be brought before the meeting.

     Section 3. Written or printed notice of the annual meeting stating the place, day and hour of the meeting shall be delivered not less than ten (10) nor more than sixty (60) days before


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the date of the meeting, either personally or by mail, by or at the direction of the president, the secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. Notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to each shareholder of record entitled to vote at the meeting at that shareholder's address as it appears on the records of the corporation.

     Section 4. Only proposals by shareholders made in accordance with the procedures set forth in this Section 4 shall be eligible for inclusion on the agenda of any annual or special meeting of shareholders.

          (a) NOMINATION OF DIRECTORS. The board of directors shall act as a nominating committee for selecting the management nominees for election as directors. Except in the case of a nominee substituted as a result of the death, refusal to serve or other incapacity of a management nominee, the nominating committee shall deliver written nominations to the secretary at least 20 days prior to the date of the annual meeting. Provided such committee makes such nominations, no nominations for directors except those made by the nominating committee shall be voted upon at the annual meeting unless other nominations by shareholders are made in accordance with the provisions of this Section 4. Nominations of individuals for election to the board of directors of the corporation at an annual meeting of shareholders may be made by any shareholder of the corporation entitled to vote for the election of directors at that meeting who complies with the notice procedures set forth in this Section 4.Such nominations, other than those made by the board of directors acting as nominating committee, shall be made pursuant to timely notice in writing to the secretary of the corporation as set forth in this Section 4.


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          (b)  OTHER PROPOSALS.  Any shareholder of the corporation entitled to vote at any annual or special meeting of shareholders may make nominations for the election of directors and other proper proposals for inclusion on the agenda of any such meeting provided such shareholder complies with the timely notice provisions set forth in this Section 4 (as well as any additional requirements under any applicable law or regulation).

          (c) TIMELY NOTICE. A shareholder's notice shall be delivered to or mailed and received at the principal executive offices of the corporation
     (i) in the case of a special meeting, not less than 30 days nor more than 75 days prior to the meeting date specified in the notice of such meeting, provided, however, that in the event that less than 40 days' notice or prior public disclosure of the date of a special meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the special meeting was mailed or such public disclosure was made, and (ii) in the case of any annual meeting, not less than 75 days prior to the day and month on which, in the immediately preceding year, the annual meeting for such year was held. Such shareholder's notice shall set forth (as is applicable in any given instance) (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, currently and for at least the preceding five years, (iii) the class and number of shares of stock of the corporation that are beneficially owned by such person, (iv) a description of all arrangements or understandings between such person and such shareholder, or any other persons (naming them), pursuant to which the nomination is to be made by the shareholder, (v) such other


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information as would be required to be disclosed in solicitations of proxies with respect to nominees for election as directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, and (vi) such person's written consent to being named as a nominee and to serving as a director, if elected; (b) as to each action item requested to be included on the agenda, a description, in sufficient detail, of the purpose and effect of the proposal to the extent necessary to properly inform all shareholders entitled to vote thereon prior to any such vote; and (c) as to the shareholder giving the notice,
(i) the name and address, as they appear on the corporation's books, of such shareholder, (ii) the class and number of shares of stock of the corporation beneficially owned by such shareholder and (iii) a representation that such shareholder will appear at the meeting to nominate the person, or to submit the proposal, specified in the notice. No person shall be elected as a director of the corporation unless nominated in accordance with the procedures set forth in this Section 4. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the bylaws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. Ballots bearing the names of all the persons nominated by the nominating committee and by shareholders shall be provided for use at the annual meeting. If in response to any proposal properly submitted in accordance with this Section 4 the nominating committee shall fail or refuse to act at least 20 days prior to the annual meeting, nominations for directors may be made at the annual meeting by any shareholder entitled to vote and shall be voted upon.

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                                     ARTICLE III

                           SPECIAL MEETINGS OF SHAREHOLDERS

     Section 1. Special meetings of shareholders for any purpose other than the election of directors may be held at such time and place within or without the State of Colorado as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     Section 2. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the articles of incorporation, may be called by the president, the board of directors, or the holders of not less than one-tenth (1/10) of all the shares entitled to vote at the meeting.

     Section 3. Written or printed notice of a special meeting stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty
(60) days before the date of the meeting, either personally or by mail, by or at the direction of the president, the secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. Notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to each shareholder of record entitled to vote at the meeting at that shareholder's address as it appears on the records of the corporation.

     Section 4. The business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice.

                                      ARTICLE IV

                              QUORUM AND VOTING OF STOCK

     Section 1. The holders of a majority of the shares of stock issued and outstanding and entitled to vote, represented in person or by proxy, shall constitute a quorum at all meetings of


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the shareholders for the transaction of business except as otherwise provided by statute or by the articles of incorporation. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders present in person or represented by proxy shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

     Section 2. If a quorum is present, the affirmative vote of a majority of the shares of stock represented at the meeting shall be the act of the shareholders unless the vote of a greater number of shares of stock is required by law or the articles of incorporation.

     Section 3. Each outstanding share of stock, having voting power, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact.


          In all elections for directors every shareholder entitled to vote shall have the right to vote, in person or by proxy, the number of shares of stock owned by that shareholder, for as many persons as there are directors to be elected, or to cumulate the vote of said shares, and give one candidate as many votes as the number of directors multipled by the number of his shares of stock shall equal, or to distribute the votes on the same principle among as many candidates as he may see fit.

     Section 4. Any action required to be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.


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                                      ARTICLE V

                                      DIRECTORS

     Section 1. The number of directors shall be no fewer than three (3) nor more than nine (9). Directors need not be residents of the State of Colorado nor shareholders of the corporation. The directors, other than the first board of directors, shall be elected at the annual meeting of the shareholders, and each director elected shall, unless he or she shall resign or otherwise be removed pursuant to these Bylaws and/or the Colorado Corporation Code, serve until the next succeeding annual meeting and until his or her successor shall have been elected and qualified. The first board of directors shall hold office until the first annual meeting of shareholders.

     Section 2. Vacancies and newly created directorships resulting from any increase in the number of directors may be filled by a majority of the directors then in office, though less than a quorum, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify. Also, newly created directorships resulting from any increase in the number of directors may be filled by election at an annual or at a special meeting of shareholders called for that purpose.

     Section 3. The business affairs of the corporation shall be managed by its board of directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the articles of incorporation or by these by-laws directed or required to be exercised or done by the shareholders.

     Section 4. The directors may keep the books of the corporation, except such as are required by law to be kept within the state, outside of the State of Colorado, at such place or places as they may from time to time determine.


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     Section 5.     The board of directors, by the affirmative vote of a
majority of the directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the corporation as directors, officers or otherwise.

     Section 6. The entire board of directors or any lesser number may be removed, with or without cause, by a vote of the holders of the majority of the shares then entitled to vote at an election of directors, at a meeting called expressly for that purpose. If less than the entire board is to be removed, no one of the directors may be removed if the votes cast against his or her removal would be sufficient to elect that director if then cumulatively voted at an election of the entire board of directors.

                                      ARTICLE VI

                          MEETINGS OF THE BOARD OF DIRECTORS

     Section 1. Meetings of the board of directors, regular or special, may be held either within or without the State of Colorado.

     Section 2. The first meeting of each newly-elected board of directors shall be held immediately following the annual meeting of the shareholders at which the newly-elected board of directors was so elected, unless such other time and place for such meeting shall be fixed by the vote of the shareholders at the annual meeting. No notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided that a quorum shall be present. The first meeting of the newly-elected directors may also convene at such place and time as shall be fixed by the consent in writing of all the directors.


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     Section 3.     Regular meetings of the board of directors may be held at
such time and at such place as shall from time to time be determined by the board. No notice need be given of such regular meetings.

     Section 4. Special meetings of the board of directors may be called by the president on forty-eight (48) hours' notice to each director, delivered by mail, or on twenty-four (24) hours' notice, delivered personally or by telegram. Special meetings shall be called by the president or secretary in like manner and on like notice on the written request of two directors. Notice by mail shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to each director at his or her address as it appears on the records of the corporation. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

     Section 5. A majority of the directors shall constitute a quorum for the transaction of business unless a greater number is required by law or by the articles of incorporation. The act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directors, unless the act of a greater number is required by statute or by the articles of incorporation. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     Section 6. Any action required or permitted to be taken at a meeting of the directors may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors entitled to vote with respect to the subject matter thereof.


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                                     ARTICLE VII

                            EXECUTIVE AND OTHER COMMITTEES

     Section 1. The board of directors, by resolution adopted by a majority of the number of directors fixed by the by-laws or otherwise, may designate from among its members an executive committee and one or more other committees, each of which, to the extent provided in such resolution, shall have and exercise all of the authority of the board of directors in the management of the corporation, except that no such committee shall have the authority to: (i) declare dividends or distributions; (ii) approve or recommend to shareholders actions or proposals required by law to be approved by shareholders; (iii) fill vacancies on the board of directors or any committee thereof; (iv) amend the by-laws; (v) approve a plan of merger not requiring shareholder approval; (vi) reduce earned or capital surplus; (vii) authorize or approve the reacquisition of shares unless pursuant to a general formula or method specified by the board of directors; or (viii) authorize or approve the issuance or sale of, or any contract to issue or sell, shares, or designate the terms of a series of a class of shares, and except that the board of directors, having acted regarding general authorization for the issuance or sale of shares or any contract therefor and, in the case of a series, the designation thereof, may, pursuant to a general formula or method specified by the board by resolution or by adoption of a stock option or other plan, authorize a committee to fix the terms of any contract for the sale of the shares and to fix the terms upon which such shares may be issued or sold, including, without limitation, the price, the dividend rate, provisions for redemption, sinking fund, conversion, or voting or preferential rights, and provisions for other features of a class of shares or a series of a class of shares, with full power in such committee to adopt any final resolution setting forth all terms thereof and to authorize the statement of the terms of a series for filing with the secretary of state under law.


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     Section 2.     Vacancies in the membership of any committee shall be filled by the board of directors at a regular or special meeting of the board of directors. The executive committee shall keep regular minutes of its proceedings and report the same to the board when required.

                                     ARTICLE VIII

                                       OFFICERS

     Section 1. The officers of the corporation shall be chosen by the board of directors and shall be a president, a vice-president, a secretary and a treasurer. The board of directors may also choose additional vice-presidents, and one or more assistant secretaries and assistant treasurers.

     Section 2. The board of directors at its first meeting after each annual meeting of shareholders shall choose a president, one or more vice-presidents, a secretary and a treasurer, none of whom need be a member of the board. Any two or more offices may be held by the same person, except the offices of president and secretary.

     Section 3. The board of directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board of directors.

     Section 4. The salaries of all officers and agents of the corporation shall be fixed by the board of directors.

     Section 5. The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.


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                                    THE PRESIDENT

     Section 6. The president shall be the chief executive officer of the corporation, shall preside at all meetings of the shareholders and the board of directors, shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect.

     Section 7. The president shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

                                 THE VICE-PRESIDENTS

     Section 8. The vice-president, or if there shall be more than one, the vice-presidents, in the order determined by the board of directors, shall, in the absence or disability of the president, perform the duties and exercise the powers of the president and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                       THE SECRETARY AND ASSISTANT SECRETARIES

     Section 9. The secretary shall attend all meetings of the board of directors and all meetings of the shareholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The secretary shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he shall be. The secretary shall have custody of the corporate seal of the corporation

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and shall have, or an assistant secretary shall have, authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his or her signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

     Section 10. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                        THE TREASURER AND ASSISTANT TREASURERS

     Section 11. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all monies and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.

     Section 12. The treasurer shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all transactions as treasurer and of the financial condition of the corporation.

     Section 13. If required by the board of directors, the treasurer shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of the office and for the restoration to the corporation, in case of the treasurer's death, resignation, retirement or removal from office, of



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all books, papers, vouchers, money and other property of whatever kind in the possession or under the control of the treasurer belonging to the corporation.

     Section 14. The assistant treasurer, or, if there shall be more than one, the assistant treasurers in the order determined by the board of directors, shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                                      ARTICLE IX

                                   INDEMNIFICATION

     Section 1. The corporation shall indemnify any director, officer, agent, or employee as to those liabilities and on those terms and conditions as are specified in Section 7-3-1101(o) of the Colorado Corporation Code.
     Section 2. In any event, the corporation shall have the right to purchase and maintain insurance on behalf of any such persons against any liability asserted against or incurred by such person whether or not the corporation would have the power to indemnify such person against the liability insured against.

                                      ARTICLE X

                               CERTIFICATES FOR SHARES

     Section 1. The shares of the corporation shall be represented by certificates signed by the chairman or vice chairman of the board of directors or by the president or a vice-president and by the treasurer or an assistant treasurer or by the secretary or an assistant secretary of the corporation, and may be sealed with the seal of the corporation or a facsimile thereof.


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     When the corporation is authorized to issue shares of more than one class there shall be set forth upon the face or back of the certificate, or the certificate shall have a statement that the corporation will furnish to any shareholder upon request and without charge, a full statement of the designations, preferences, limitations, and relative rights of the shares of each class authorized to be issued and, if the corporation is authorized to issue any preferred or special class in series, the variations in the relative rights and preferences between the shares of each such series so far as the same have been fixed and determined and the authority of the board of directors to fix and determine the relative rights and preferences of subsequent series.

     Section 2. The signatures of the officers of the corporation upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the corporation itself or an employee of the corporation. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of its issue.

                                  LOST CERTIFICATES

     Section 3. The board of directors may direct a new certificate to be issued in place of any certificate theretofore issued by the corporation alleged to have been lost or destroyed. When authorizing such issue of a new certificate, the board of directors, in its discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems expedient, and may require such indemnities as it deems expedient, and may require such indemnities as it deems adequate, to protect the corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost or destroyed.

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                                  TRANSFER OF SHARES

     Section 4. Upon surrender to the corporation or the transfer agent of the corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto, and the old certificate cancelled and the transaction recorded upon the books of the corporation.

                              CLOSING OF TRANSFER BOOKS

     Section 5. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournment thereof or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, seventy (70) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the board of directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy (70) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the board of directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination


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of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

                               REGISTERED SHAREHOLDERS

     Section 6. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Colorado.

                                 LIST OF SHAREHOLDERS

     Section 7. The officer or agent having charge of the transfer books for shares shall make, at least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meting, arranged in alphabetical order, with the address of each and the number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the principal office of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof, shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of the shareholders.


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                                      ARTICLE XI

                                  GENERAL PROVISIONS

                                      DIVIDENDS

     Section 1. Subject to the provisions of the articles of incorporation relating thereto, if any, dividends may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in shares of the capital stock, subject to any provisions of the articles of incorporation.

     Section 2. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                                        CHECKS

     Section 3. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

                                     FISCAL YEAR

     Section 4. The fiscal year of the corporation shall be fixed by resolution of the board of directors.


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                                         SEAL

     Section 5. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Colorado". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

                                     ARTICLE XII

                                      AMENDMENTS

     Section 1. These by-laws may be altered, amended, or repealed or new by-laws may be adopted by the affirmative vote of a majority of the board of directors at any regular or special meeting of the board.


     Section 2. These by-laws may be altered, amended or repealed or new by-laws may be adopted at any regular or special meeting of shareholders at which a quorum is present or represented, by the affirmative vote of a majority of the stock entitled to vote, provided notice of the proposed alteration, amendment or repeal be contained in the notice of such meeting.


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